ALEXANDER & BALDWIN

PARTNERS FOR HAWAI'I

WHOLE FOODS
MARKET

SAFEWAY

SAFEWAY
PHARMACY

Foodland
DELI PHARMACY

ALEXANDER & BALDWIN

Premier Hawai'i Real Estate Company

Supplemental Information

AS OF AND FOR THE THREE MONTHS
ENDED MARCH 31, 2020

ALEX
LISTED
NYSE

Alexander & Baldwin, Inc.

Forward-Looking Statements
Statements in this Supplemental Information report that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions, as well as the rapidly changing challenges with, and the Company's plans and responses to, the novel coronavirus (COVID-19) pandemic and related economic disruptions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, risks associated with COVID-19 and its impact on the Company's businesses, results of operations, liquidity, and financial condition, the evaluation of alternatives by the Company’s joint venture related to its materials and construction business and by the Company's joint venture related to the development of Kukui‘ula, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. The information in this Supplemental Information report should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.

Basis of Presentation
The information contained in this Supplemental Information report does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP).

Company Overview

Alexander & Baldwin, Inc.
Company Overview
Company Profile

Alexander & Baldwin, Inc. ("A&B" or the "Company") is a fully integrated real estate investment trust ("REIT") headquartered in Honolulu, Hawai‘i. The Company has a 150-year history of being an integral piece of Hawai‘i and its economy making it uniquely qualified to create value for shareholders through an investment and asset redeployment strategy focused on growth primarily in its commercial real estate holdings in Hawai‘i.

The Company operates through three reportable segments: Commercial Real Estate ("CRE"); Land Operations; and Materials & Construction ("M&C") and is composed of the following as of March 31, 2020:

•A 3.9 million-square-foot portfolio of commercial real estate and 153.7 acres of ground leases throughout the Hawaiian islands, including 2.5 million square feet of largely grocery/drugstore-anchored retail centers;
•More than 28,000 acres of landholdings across its three segments, including development-for-hold and development-for-sale activities in select Hawai‘i locations; and
•Materials & Construction operations primarily through its wholly owned subsidiary, Grace Pacific LLC ("Grace Pacific").

Throughout this Supplemental Information report, references to "we," "our," "us" and "our Company" refer to Alexander & Baldwin, Inc., together with its consolidated subsidiaries.

Executive Officers

Christopher Benjamin	Brett Brown
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer

Lance Parker	Nelson Chun
Executive Vice President & Chief Real Estate Officer	Executive Vice President & Chief Legal Officer

Jerrod Schreck	Meredith Ching
President, Grace Pacific	Executive Vice President, External Affairs

Contact Information	Equity Research

Corporate Headquarters	Evercore ISI
822 Bishop Street	Sheila McGrath
Honolulu, HI 96813	(212) 497-0882
sheila.mcgrath@evercoreisi.com
Investor Relations
Brett Brown	Sidoti & Company, LLC
Executive Vice President & Chief Financial Officer	Stephen O'Hara
(808) 525-8475	(212) 894-3329
investorrelations@abhi.com	sohara@sidoti.com

Transfer Agent & Registrar	Sandler O'Neill & Partners, L.P.
Computershare	Alexander Goldfarb
P.O. Box 505000	(212) 466-7937
Louisville, KY 40233-5000	agoldfarb@sandleroneill.com
(866) 442-6551
Other Company Information
Overnight Correspondence
Computershare	Stock exchange listing:	NYSE: ALEX
462 South 4th Street, Suite 1600	Corporate website:	www.alexanderbaldwin.com
Louisville, KY 40202	Grace Pacific website:	www.gracepacific.com
	Market capitalization at March 31, 2020:	$0.8B
Shareholder website: www.computershare.com/investor	3-month average trading volume:	796K
Online inquiries: www-us.computershare.com/investor/contact	Independent auditors:	Deloitte & Touche LLP

Alexander & Baldwin, Inc.
Company Overview
Glossary of Terms

ABR	Annualized Base Rent ("ABR") is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant.

Backlog	Backlog represents the total amount of revenue that Grace Pacific and Maui Paving, LLC, a 50-percent-owned unconsolidated affiliate, expect to realize on contracts awarded. Backlog primarily consists of asphalt paving and, to a lesser extent, Grace Pacific’s consolidated revenue from its Prestress and construction-and traffic control-related products. Backlog includes estimated revenue from the remaining portion of contracts not yet completed, as well as revenue from approved change orders. The length of time that projects remain in backlog can span from a few days for a small volume of work to 36 months for large paving contracts and contracts performed in phases. This amount includes opportunity backlog consisting of government contracts in which Grace Pacific has been confirmed to be the lowest bidder and formal communication of the award is perfunctory at the time of this disclosure. Circumstances outside the Company's control such as procurement or technical protests may arise that prevent the finalization of such contracts.

Cash NOI	Cash Net Operating Income ("Cash NOI") represents total Commercial Real Estate cash-based operating revenues less direct property-related operating expenses. The calculation of Cash NOI excludes the impact of depreciation and amortization (including amortization of maintenance capital, tenant improvements and leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; other income and expense, net; selling, general, administrative and other expenses; and impairment of commercial real estate assets.

Comparable Lease	Comparable Leases are either renewals or new leases executed for units that have been vacated in the previous 12 months for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.

Consolidated Adjusted EBITDA	Consolidated Adjusted EBITDA is calculated by adjusting Consolidated EBITDA for non-cash asset impairments recorded in the M&C segment.

CRE Portfolio	Composed of (1) leases of retail, industrial and office improved properties ("Improved Portfolio") and (2) ground leases ("Ground Leases") within the CRE segment.

Debt-service Coverage Ratio	The ratio of Consolidated Adjusted EBITDA to the sum of debt service (which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, and excludes balloon payments), for the trailing twelve months.

EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is calculated on a consolidated basis ("Consolidated EBITDA") by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes, and depreciation and amortization.

EBITDA is calculated for each segment ("Segment EBITDA" or "Commercial Real Estate EBITDA," "Land Operations EBITDA," and "Materials & Construction EBITDA") by adjusting segment operating profit (which excludes interest and tax expenses), as applicable, by adding back depreciation and amortization recorded at the respective segment.

FFO
Funds From Operations ("FFO") is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts ("Nareit") December 2018 Financial Standards White Paper as follows: net income (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets, (3) gains and losses from change in control and (4) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The Company presents different forms of FFO:

•"Core FFO" represents a non-GAAP measure relevant to the operating performance of its commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items noted above (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., unallocated corporate expenses and interest expense attributable to this core business).

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO.

GAAP	Generally accepted accounting principles in the United States of America.

GLA	Total area measured in square feet ("SF") available for lease in our retail, industrial or office properties. GLA is periodically adjusted based on remeasurement or reconfiguration of space and may change period over period for these remeasurements.

Maintenance Capital Expenditures	As it relates to CRE segment capital expenditures (i.e., capitalizable costs on a cash basis), expenditures necessary to maintain building value, the current income stream and position in the market. Such expenditures may include building/area improvements and tenant space improvements.

M&C Adjusted EBITDA	M&C Adjusted EBITDA is calculated by adjusting Materials & Construction EBITDA for non-cash asset impairments recorded in the M&C segment and income attributable to noncontrolling interests as presented in our consolidated statements of operations.

Net Debt	Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in our consolidated balance sheets.

Occupancy	The percentage of square footage leased and commenced to gross leasable space at the end of the period reported.

Rent Spread	Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease.

Same-Store	The Company reports Cash NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the current and prior calendar year. The Same-Store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during either of the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the Same-Store pool after one full calendar year of stabilized operation. Properties included in held for sale are excluded from Same-Store.

Stabilization	New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% occupancy.

Straight-line Rent	Non-cash revenue related to a GAAP requirement to average tenant rents over the life of the lease, regardless of the actual cash collected in the reporting period.

TTM	Trailing twelve months.

Year Built	Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred.

Alexander & Baldwin, Inc.
Company Overview
Statement on Management's Use of Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this Supplemental Information:

•Consolidated EBITDA
•Consolidated Adjusted EBITDA
•FFO
•Core FFO
•Commercial Real Estate Cash NOI and Same-Store Cash NOI
•Commercial Real Estate EBITDA
•Land Operations EBITDA
•Materials & Construction EBITDA and M&C Adjusted EBITDA

The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

EBITDA is a non-GAAP measure used by the Company in evaluating the Company's and segments' operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the Company's and segments' ongoing operations. The Company adjusts Consolidated EBITDA for the asset impairments recorded in the Materials & Construction segment, as the Company believes these items are infrequent in nature, to arrive at Consolidated Adjusted EBITDA. The Company similarly adjusts Materials & Construction EBITDA for the same asset impairments in addition to adjusting for income attributable to noncontrolling interests as presented in our consolidated statements of operations to arrive at M&C Adjusted EBITDA. By excluding these items from Consolidated EBITDA and Segment EBITDA, the Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity. The Company presents different forms of FFO:

•Core FFO represents a non-GAAP measure relevant to the operating performance of its commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items in a manner consistent with FFO (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., unallocated corporate expenses and interest expense attributable to this core business). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.
Cash NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes Cash NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only those cash income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-cash revenue and expense recognition items, the impact of depreciation and amortization expenses or other gains or losses that relate to the Company's ownership of properties. The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the actual cash-based revenue generated and actual expenses incurred in operating the Company's Commercial Real Estate portfolio as well as trends in occupancy rates, rental rates and operating costs. Cash NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company reports Cash NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the current and prior calendar year. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets versus from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).

The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information. To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information:

•Refer to Table 7 for a reconciliation of consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA, a reconciliation of consolidated net income (loss) available to A&B common shareholders to FFO and Core FFO, as well as a reconciliation of Commercial Real Estate operating profit to Core FFO.
•Refer to Table 8 for a reconciliation of Commercial Real Estate operating profit to Cash NOI and Same-Store Cash NOI and a reconciliation of Commercial Real Estate operating profit to Commercial Real Estate EBITDA.
•Refer to Table 18 for a reconciliation of Land Operations operating profit to Land Operations EBITDA.
•Refer to Table 21 for a reconciliation of Materials & Construction operating profit to Materials & Construction EBITDA and M&C Adjusted EBITDA.

Financial Summary

Alexander & Baldwin, Inc.
Financial Summary
Table 1 – Condensed Consolidated Balance Sheets

($ in millions, unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Real estate investments
Real estate property	$1,537.7	$1,540.2
Accumulated depreciation	(133.9)	(127.5)
Real estate property, net	1,403.8	1,412.7
Real estate developments	81.9	79.1
Investments in real estate joint ventures and partnerships	133.4	133.4
Real estate intangible assets, net	71.2	74.9
Real estate investments, net	1,690.3	1,700.1
Cash and cash equivalents	131.6	15.2
Restricted cash	6.1	0.2
Accounts receivable and retention, net of allowance for credit losses and allowance for doubtful accounts of $1.5 million and $0.4 million as of March 31, 2020 and December 31, 2019, respectively	44.3	51.6
Inventories	20.7	20.7
Other property, net	122.4	124.4
Operating lease right-of-use assets	20.9	21.8
Goodwill	15.4	15.4
Other receivables, net of allowance for credit losses and allowance for doubtful accounts of $4.6 million and $1.6 million as of March 31, 2020 and December 31, 2019, respectively	15.0	27.8
Prepaid expenses and other assets, net of allowance for credit losses and allowance for doubtful accounts of $0.1 million and $0 million as of March 31, 2020 and December 31, 2019, respectively	107.9	107.1
Total assets	$2,174.6	$2,084.3

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$819.6	$704.6
Accounts payable	12.3	17.8
Operating lease liabilities	21.1	21.6
Accrued pension and post-retirement benefits	26.8	26.8
Indemnity holdbacks	7.5	7.5
Deferred revenue	67.4	67.6
Accrued and other liabilities	102.9	103.4
Total liabilities	1,057.6	949.3
Commitments and Contingencies
Redeemable Noncontrolling Interest	6.2	6.3
Equity:
Common stock - no par value; authorized, 150 million shares; outstanding, 72.3 million shares at March 31, 2020 and December 31, 2019, respectively	1,801.6	1,800.1
Accumulated other comprehensive income (loss)	(55.1)	(48.8)
Distributions in excess of accumulated earnings	(638.7)	(626.2)
Total A&B shareholders' equity	1,107.8	1,125.1
Noncontrolling interest	3.0	3.6
Total equity	1,110.8	1,128.7
Total liabilities and equity	$2,174.6	$2,084.3

Alexander & Baldwin, Inc.
Financial Summary
Table 2 – Condensed Consolidated Statements of Operations

($ in millions, except per-share amounts; unaudited)

	Three Months Ended March 31,
	2020	2019
Operating Revenue:
Commercial Real Estate	$43.4	$36.8
Land Operations	11.5	49.0
Materials & Construction	25.9	43.6
Total operating revenue	80.8	129.4
Operating Costs and Expenses:
Cost of Commercial Real Estate	24.3	19.2
Cost of Land Operations	8.0	39.4
Cost of Materials & Construction	25.0	42.1
Selling, general and administrative	13.8	15.5
Total operating costs and expenses	71.1	116.2
Gain (loss) on the sale of commercial real estate properties	0.5	—
Operating Income (Loss)	10.2	13.2
Other Income and (Expenses):
Income (loss) related to joint ventures	3.2	2.7
Interest and other income (expense), net	0.2	1.6
Interest expense	(7.8)	(9.1)
Income (Loss) from Continuing Operations Before Income Taxes	5.8	8.4
Income tax benefit (expense)	—	1.1
Income (Loss) from Continuing Operations	5.8	9.5
Income (loss) from discontinued operations, net of income taxes	(0.2)	(0.8)
Net Income (Loss)	5.6	8.7
Loss (income) attributable to noncontrolling interest	0.6	0.3
Net Income (Loss) Attributable to A&B Shareholders	$6.2	$9.0

Earnings (Loss) Per Share Available to A&B Shareholders:
Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.09	$0.13
Discontinued operations available to A&B shareholders	—	(0.01)
Net income (loss) available to A&B shareholders	$0.09	$0.12

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.09	$0.13
Discontinued operations available to A&B shareholders	—	(0.01)
Net income (loss) available to A&B shareholders	$0.09	$0.12

Weighted-Average Number of Shares Outstanding:
Basic	72.3	72.1
Diluted	72.5	72.5

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$6.4	$9.8
Discontinued operations available to A&B common shareholders	(0.2)	(0.8)
Net income (loss) available to A&B common shareholders	$6.2	$9.0

Alexander & Baldwin, Inc.
Financial Summary
Table 3 – Segment Results

 ($ in millions, unaudited)

	Three Months Ended March 31,
	2020	2019
Operating Revenue:
Commercial Real Estate	$43.4	$36.8
Land Operations	11.5	49.0
Materials & Construction	25.9	43.6
Total operating revenue	80.8	129.4
Operating Profit (Loss):
Commercial Real Estate[1]	18.1	15.6
Land Operations[2]	5.0	12.6
Materials & Construction	(3.8)	(4.5)
Total operating profit (loss)	19.3	23.7
Gain (loss) on the sale of commercial real estate properties	0.5	—
Interest expense	(7.8)	(9.1)
Corporate and other expense	(6.2)	(6.2)
Income (Loss) from Continuing Operations Before Income Taxes	5.8	8.4
Income tax benefit (expense)	—	1.1
Income (Loss) from Continuing Operations	5.8	9.5
Income (loss) from discontinued operations, net of income taxes	(0.2)	(0.8)
Net Income (Loss)	5.6	8.7
Loss (income) attributable to noncontrolling interest	0.6	0.3
Net Income (Loss) Attributable to A&B Shareholders	$6.2	$9.0
1 Commercial Real Estate segment operating profit (loss) includes intersegment operating revenue, primarily from the Materials & Construction segment, and is eliminated in the consolidated results of operations.
2 Land Operations segment operating profit (loss) includes equity in earnings (losses) from the Company's various real estate joint ventures and non-cash reductions related to the Company's solar tax equity investments.

	March 31, 2020	December 31, 2019
Identifiable Assets:
Commercial Real Estate	$1,530.1	$1,532.6
Land Operations	273.9	282.5
Materials & Construction	226.2	243.0
Other	144.4	26.2
Total assets	$2,174.6	$2,084.3

Alexander & Baldwin, Inc.
Financial Summary
Table 4 – Condensed Consolidated Statements of Cash Flows

 ($ in millions, unaudited)

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$5.6	$8.7
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	13.6	10.9
Loss (gain) on asset transactions, net	(0.5)	(2.6)
Share-based compensation expense	1.5	1.4
(Income) loss from affiliates, net of distributions of income	(2.9)	(0.8)
Changes in operating assets and liabilities:
Trade, contracts retention, and other contract receivables	7.0	(11.0)
Inventories	—	(2.5)
Prepaid expenses, income tax receivable and other assets	2.4	(4.5)
Development/other property inventory	(3.2)	27.1
Accrued pension and post-retirement benefits	0.6	1.6
Accounts payable	(3.5)	(4.8)
Accrued and other liabilities	(1.7)	1.1
Net cash provided by (used in) operations	18.9	24.6

Cash Flows from Investing Activities:
Capital expenditures for acquisitions	—	(42.4)
Capital expenditures for property, plant and equipment	(6.2)	(16.6)
Proceeds from disposal of property, investments and other assets	5.9	2.7
Payments for purchases of investments in affiliates and other investments	—	(2.5)
Distributions of capital from investments in affiliates and other investments	3.2	6.6
Net cash provided by (used in) investing activities	2.9	(52.2)

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	108.0	41.4
Payments of notes payable and other debt and deferred financing costs	(44.2)	(49.2)
Borrowings (payments) on line-of-credit agreement, net	51.4	3.6
Cash dividends paid	(13.8)	(10.5)
Proceeds from issuance (repurchase) of capital stock and other, net	(0.9)	(1.7)
Net cash provided by (used in) financing activities	100.5	(16.4)

Cash, Cash Equivalents and Restricted Cash
Net increase (decrease) in cash, cash equivalents and restricted cash	122.3	(44.0)
Balance, beginning of period	15.4	234.9
Balance, end of period	$137.7	$190.9

Alexander & Baldwin, Inc.
Financial Summary
Table 5 – Debt Summary
As of March 31, 2020

($ in millions, unaudited)

					Principal Outstanding
Debt	Interest Rate (%)	Weighted-average Interest Rate (%)	Maturity Date	Weighted-average Maturity (Years)	2020	2021	2022	2023	2024	Thereafter	Total Principal	Unamort Deferred Fin Cost/ (Discount) Premium	Total
Secured:
Kailua Town Center	(1)	5.95%	2021	1.5	$0.3	$9.8	$—	$—	$—	$—	$10.1	$(0.1)	$10.0
Kailua Town Center #2	3.15%	3.15%	2021	1.4	0.1	4.5	—	—	—	—	4.6	—	4.6
Heavy Equipment Financing	(2)	4.55%	(2)	1.6	0.8	1.1	0.8	0.5	—	—	3.2	—	3.2
Laulani Village	3.93%	3.93%	2024	3.9	0.8	1.1	1.1	1.2	57.8	—	62.0	(0.7)	61.3
Pearl Highlands	4.15%	4.15%	2024	4.5	1.5	2.0	2.1	2.2	75.1	—	82.9	0.8	83.7
Manoa Marketplace	(3)	3.14%	2029	8.1	1.2	1.7	1.7	1.8	1.8	50.9	59.1	(0.1)	59.0
Subtotal / Wtd Ave		3.89%		5.1	$4.7	$20.2	$5.7	$5.7	$134.7	$50.9	$221.9	$(0.1)	$221.8

Unsecured:
Bank syndicated loan	(4)	3.15%	2023	2.9	$—	$—	$—	$50.0	$—	$—	$50.0	$—	$50.0
Series A Note	5.53%	5.53%	2024	2.8	—	7.1	7.1	7.1	7.1	—	28.4	—	28.4
Series J Note	4.66%	4.66%	2025	5.1	—	—	—	—	—	10.0	10.0	—	10.0
Series B Note	5.55%	5.55%	2026	3.6	—	1.0	9.0	9.0	9.0	18.0	46.0	—	46.0
Series C Note	5.56%	5.56%	2026	3.2	1.0	9.0	2.0	2.0	2.0	7.0	23.0	—	23.0
Series F Note	4.35%	4.35%	2026	3.7	2.4	4.5	—	5.5	2.4	7.3	22.1	—	22.1
Series H Note	4.04%	4.04%	2026	6.7	—	—	—	—	—	50.0	50.0	—	50.0
Series K Note	4.81%	4.81%	2027	7.1	—	—	—	—	—	34.5	34.5	(0.1)	34.4
Series G Note	3.88%	3.88%	2027	4.3	5.4	1.5	6.0	5.0	1.5	15.6	35.0	—	35.0
Series L Note	4.89%	4.89%	2028	8.1	—	—	—	—	—	18.0	18.0	(0.1)	17.9
Series I Note	4.16%	4.16%	2028	8.8	—	—	—	—	—	25.0	25.0	—	25.0
Term Loan 5	4.30%	4.30%	2029	9.8	—	—	—	—	—	25.0	25.0	—	25.0
Subtotal / Wtd Ave		4.51%		5.3	$8.8	$23.1	$24.1	$78.6	$22.0	$210.4	$367.0	$(0.2)	$366.8

Revolving Credit Facilities:
GLP Asphalt revolving credit facility	(5)	3.00%	2020	—	$—	$—	$—	$—	$—	$—	$—	$—	$—
A&B Revolver	(6)	3.40%	2022	2.8	—	—	231.0	—	—	—	231.0	—	231.0
Subtotal / Wtd Ave		3.40%		2.8	$—	$—	$231.0	$—	$—	$—	$231.0	$—	$231.0
Total / Wtd Ave		4.03%		4.5	$13.5	$43.3	$260.8	$84.3	$156.7	$261.3	$819.9	$(0.3)	$819.6

(1) Loan has a stated interest rate of LIBOR plus 1.50%, but is swapped through maturity to a 5.95% fixed rate.
(2) Loans have stated rates ranging from 4.08% to 5.00% and stated maturity dates ranging from 2021 to 2023.
(3) Loan has a stated interest rate of LIBOR plus 1.35%, but is swapped through maturity to a 3.14% fixed rate.
(4) Loan has a stated interest rate of LIBOR plus 1.80% but is swapped through maturity to a 3.15% fixed rate.
(5) Loan has a stated interest rate of LIBOR plus 1.25%.
(6) Loan has a stated interest rate of LIBOR plus 1.85% based on pricing grid.

Alexander & Baldwin, Inc.
Financial Summary
Table 6 – Capitalization & Financial Ratios
As of March 31, 2020

($ in millions, except number of shares and stock price; unaudited)

Debt
Secured debt			$221.8
Unsecured term debt			366.8
Unsecured revolving credit facility			231.0
Total debt (A)			819.6
Add: Net unamortized deferred financing cost / discount (premium)			0.3
Less: Cash and cash equivalents			(131.6)
Net Debt			$688.3

Market Capitalization	Shares	Stock Price	Market Value
Common stock (NYSE:ALEX)	72,306,508	$11.22	$811.3
Total market capitalization (B)			$811.3

Total Capitalization (C) = (A) + (B)			$1,630.9
Total debt to total capitalization (A) / (C)			50%

Liquidity
Cash on hand			$131.6
Unused committed line of credit			217.3
Total liquidity			$348.9

Financial Ratios
Net Debt to TTM Consolidated Adjusted EBITDA[1]			7.5 x
Debt-service Coverage Ratio[2]			2.0 x
Fixed-rate debt to total debt			71.8%
Unencumbered CRE Assets Ratio[3]			75.4%
1 Consolidated Adjusted EBITDA for the trailing twelve months is $92.3 million and is calculated on Table 7.
2 The ratio of Consolidated Adjusted EBITDA ($92.3 million) to the sum of debt service (which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, and excludes balloon payments, or $46.3 million) for the trailing twelve months.
3 Measured using gross book value, represents unencumbered CRE property ($1,146.4 million) as a percent of total CRE property ($1,521.1 million).

Alexander & Baldwin, Inc.
Financial Summary
Table 7 – Consolidated Metrics

($ in millions, unaudited)

Consolidated EBITDA & Consolidated Adjusted EBITDA

	Three Months Ended March 31,		TTM March 31,
	2020	2019	2020
Net Income (Loss)	$5.6	$8.7	$(41.5)
Adjustments:
Depreciation and amortization	13.6	10.9	53.2
Interest expense	7.8	9.1	31.8
Income tax expense (benefit)	—	(1.1)	(0.9)
Consolidated EBITDA	$27.0	$27.6	$42.6
Asset impairments related to the Materials & Construction segment	—	—	49.7
Consolidated Adjusted EBITDA	$27.0	$27.6	$92.3

Other discrete items impacting the respective periods - income/(loss):
Income (loss) attributable to noncontrolling interest	$(0.6)	$(0.3)	$(2.3)
Income (loss) from discontinued operations before interest, income taxes and depreciation and amortization	(0.2)	(0.8)	(0.9)
Goodwill and other long-lived asset impairments	—	—	(49.7)
Gain (loss) on sale of commercial real estate properties	0.5	—	0.5
Gain (loss) on bulk agricultural land sale	—	6.7	—

Consolidated SG&A

	Three Months Ended March 31,
	2020	2019
Commercial Real Estate	$2.1	$2.5
Land Operations	1.2	1.3
Materials & Construction	4.5	5.7
Corporate	6.0	6.0
Selling, general and administrative	$13.8	$15.5

FFO & Core FFO

	Three Months Ended March 31,
	2020	2019
Net income (loss) available to A&B common shareholders	$6.2	$9.0
Depreciation and amortization of commercial real estate properties	10.2	7.4
Gain on the sale of commercial real estate properties	(0.5)	—
FFO	15.9	16.4
Exclude items not related to core business:
Land Operations Operating Profit	(5.0)	(12.6)
Materials & Construction Operating Loss	3.8	4.5
Loss from discontinued operations	0.2	0.8
Income (loss) attributable to noncontrolling interest	(0.6)	(0.3)
Income tax expense (benefit)	—	(1.1)
Non-core business interest expense	4.0	4.8
Core FFO	$18.3	$12.5

CRE Operating Profit	$18.1	$15.6
Depreciation and amortization of commercial real estate properties	10.2	7.4
Corporate and other expense	(6.2)	(6.2)
Core business interest expense	(3.8)	(4.3)
Core FFO	$18.3	$12.5

Net income available to A&B common shareholders per diluted share	$0.09	$0.12
FFO per diluted share	$0.22	$0.23
Core FFO per diluted share	$0.25	$0.17
Weighted average diluted shares outstanding	72.5	72.5

Other discrete items impacting the respective periods - income/(loss):
CRE segment straight-line lease adjustments	$0.8	$1.0
CRE segment favorable/(unfavorable) lease amortization	0.3	0.4
Consolidated stock based compensation	(1.5)	(1.4)

CRE segment capital expenditures:
Property acquisitions	$—	$42.4
Development and redevelopment	3.5	11.7
Building/area improvements (Maintenance Capital Expenditures)	1.3	2.1
Tenant space improvements (Maintenance Capital Expenditures)	0.7	0.9
Total CRE capital expenditures	$5.5	$57.1

Leasing Commissions:	$0.3	$0.6

Commercial Real Estate

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 8 – CRE Metrics

($ in millions, except per-share amounts; unaudited)

	Three Months Ended March 31,
	2020	2019
Operating Revenues:
Base rents	$28.9	$24.7
Recoveries from tenants	10.4	9.7
Other revenues	4.1	2.4
Total Commercial Real Estate operating revenues	43.4	36.8
Operating Costs and Expenses:
Property operations	10.1	9.6
Property taxes	4.0	2.2
Depreciation and amortization	10.2	7.4
Total Commercial Real Estate operating costs and expenses	24.3	19.2
Selling, general and administrative	(2.1)	(2.5)
Intersegment operating revenues	0.7	0.6
Interest and other income (expense), net	0.4	(0.1)
Operating Profit (Loss)	18.1	15.6
Plus: Depreciation and amortization	10.2	7.4
Less: Straight-line lease adjustments	(0.8)	(1.0)
Less: Favorable/(unfavorable) lease amortization	(0.3)	(0.4)
Plus: Other (income)/expense, net	(0.4)	0.1
Plus: Selling, general, administrative and other expenses	2.1	2.5
Cash NOI	28.9	24.2
Less: Cash NOI from acquisitions, dispositions and other adjustments	(4.4)	(0.6)
Same-Store Cash NOI	$24.5	$23.6

CRE segment capital expenditures:
Property acquisitions	—	42.4
Development and redevelopment	3.5	11.7
Building/area improvements (Maintenance Capital Expenditures)	1.3	2.1
Tenant space improvements (Maintenance Capital Expenditures)	0.7	0.9
Total CRE capital expenditures	$5.5	$57.1

Leasing Commissions:	0.3	0.6
[1] Represents intersegment revenues, primarily base rents and expense recoveries from leases to tenants that operate as part of the Materials & Construction segment. These operating revenues, and the related rental expense incurred by these tenants, are eliminated in the consolidated results of operations.

	Three Months Ended March 31,
	2020	2019
Commercial Real Estate Operating Profit (Loss)	$18.1	$15.6
Depreciation and amortization	10.2	7.4
Commercial Real Estate EBITDA	$28.3	$23.0

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 9 – Occupancy

(Unaudited)

Occupancy

	As of	As of	Percentage Point Change
	March 31, 2020	March 31, 2019
Retail	93.3%	94.9%	(1.6)
Industrial	97.4%	88.9%	8.5
Office	94.3%	94.3%	—
Total	94.7%	92.9%	1.8

Same-Store Occupancy
	As of	As of	Percentage Point Change
	March 31, 2020	March 31, 2019
Retail	95.0%	94.9%	0.1
Industrial	97.2%	88.9%	8.3
Office	94.3%	94.3%	—
Total	95.7%	92.9%	2.8

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 10 – Cash NOI and Same-Store Cash NOI by Type

($ in thousands, unaudited)

Total Portfolio Cash NOI
	Three Months Ended March 31,		Percentage Change	Q1 2020 as a % of Cash NOI	Q1 2019 as a % of Cash NOI
	2020	2019
Retail	$19,183	$16,387	17.1%	66.3%	67.7%
Industrial	4,639	3,869	19.9%	16.0%	16.0%
Ground	4,139	922	348.9%	14.3%	3.8%
Office	978	3,049	(67.9)%	3.4%	12.5%
Total Hawai‘i Portfolio	$28,939	$24,227	19.4%	100.0%	100.0%
Other	(11)	(8)	NM	—%	—%
Total	$28,928	$24,219	19.4%	100.0%	100.0%

Same-Store Cash NOI
	Three Months Ended March 31,		Percentage Change	Q1 2020 as a % of SS Cash NOI	Q1 2019 as a % of SS Cash NOI
	2020	2019
Retail	$16,155	$15,784	2.4%	66.1%	66.9%
Industrial	4,267	3,869	10.3%	17.4%	16.4%
Ground	3,054	3,013	1.4%	12.5%	12.8%
Office	978	922	6.1%	4.0%	3.9%
Total	$24,454	$23,588	3.7%	100.0%	100.0%

Changes in the Same-Store pool as it relates to the comparable prior period and the current period are as follows:

Additions
Date	Property
1/20	Lau Hala Shops
1/20	Opule Industrial
1/20	The Collection
1/20	Laulani Village
1/20	Hokulei Village

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 11 – Improved Property Report

($ in thousands, except per square foot amounts; unaudited)

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Occupancy	ABR	ABR PSF	Q1 2020 Cash NOI	Q1 2020 % Cash NOI to Improved Portfolio Cash NOI	Retail Anchor Tenants
	Retail:
1	Pearl Highlands Center	(1)	Oahu	1992-1994	411,400	96.9%	$10,944	$27.45	$2,750	11.1%	Sam's Club, Regal Cinemas, 24 Hour Fitness, Ulta Salon
2	Kailua Retail	(1)(3)	Oahu	1947-2014	319,100	96.4%	11,238	37.09	2,971	12.0%	Whole Foods Market, Foodland, CVS/Longs Drugs, Ulta Salon
3	Laulani Village	(1)	Oahu	2012	175,800	99.3%	6,602	37.84	1,609	6.5%	Safeway, Ross, Walgreens, Petco
4	Waianae Mall	(1)	Oahu	1975	170,300	92.7%	3,079	20.90	641	2.6%	CVS/Longs Drugs, City Mill
5	Manoa Marketplace	(1)	Oahu	1977	141,400	87.2%	3,987	33.45	977	3.9%	Safeway, CVS/Longs Drugs
6	Queens' MarketPlace		Hawai‘i Island	2007	134,700	92.2%	5,507	53.65	1,321	5.3%	Island Gourmet
7	Kaneohe Bay Shopping Center (Leasehold)	(1)	Oahu	1971	125,400	100.0%	3,155	25.16	698	2.8%	Safeway, CVS/Longs Drugs
8	Pu‘unene Shopping Center		Maui	2017	120,500	64.6%	3,348	46.46	750	3.0%	Planet Fitness, Petco, Ulta Salon, Target (shadow-anchored)
9	Hokulei Village	(1)	Kauai	2015	119,200	96.4%	4,037	35.47	965	3.9%	Safeway, Petco
10	Waipio Shopping Center	(1)	Oahu	1986, 2004	113,800	99.7%	3,311	29.19	916	3.7%	Foodland
11	Aikahi Park Shopping Center	(1)	Oahu	1971	98,100	82.5%	1,968	24.58	565	2.3%	Safeway
12	Lanihau Marketplace	(1)	Hawai‘i Island	1987	88,300	93.7%	1,743	21.06	360	1.5%	Sak' N Save, CVS/Longs Drugs
13	The Shops at Kukui‘ula	(1)	Kauai	2009	86,100	93.0%	4,106	53.00	685	2.8%	CVS/Longs Drugs, Eating House, Living Foods Market
14	Kunia Shopping Center	(1)	Oahu	2004	60,600	93.4%	2,296	40.59	605	2.4%
15	Waipouli Town Center		Kauai	1980	56,600	93.9%	949	17.86	348	1.4%	Foodland
16	Lau Hala Shops	(1)(3)	Oahu	2018	46,300	100.0%	2,689	58.12	716	2.9%	UFC Gym, Down to Earth
17	Napili Plaza	(1)	Maui	1991	45,600	87.6%	1,239	31.01	353	1.4%	Napili Market
18	Kahului Shopping Center	(1)	Maui	1951	45,300	93.6%	675	15.90	111	0.4%
19	Gateway at Mililani Mauka	(1)	Oahu	2008, 2013	34,900	93.2%	1,838	56.59	459	1.9%	CVS/Longs Drugs (shadow-anchored)
20	Port Allen Marina Center	(1)	Kauai	2002	23,600	92.0%	594	27.41	173	0.7%
21	The Collection	(1)	Oahu	2017	5,900	100.0	380	64.41	602	2.4%
22	Ho‘okele Shopping Center	(2)	Maui	2019	69,100	N/A	—	—	608	2.5%	Safeway
	Subtotal – Retail				2,492,000	93.3%	$73,685	$33.36	$19,183	77.4%

	Industrial:
23	Komohana Industrial Park	(1)	Oahu	1990	238,300	100.0%	$3,255	$13.66	$1,185	4.8%
24	Kaka‘ako Commerce Center	(1)	Oahu	1969	201,100	91.4%	2,623	14.28	585	2.4%
25	Waipio Industrial	(1)	Oahu	1988-1989	158,400	98.8%	2,531	16.18	628	2.5%
26	Opule Industrial	(1)	Oahu	2005-2006, 2018	151,500	100.0%	2,374	15.67	604	2.4%
27	P&L Warehouse	(1)	Maui	1970	104,100	100.0%	1,517	14.57	379	1.5%
28	Kapolei Enterprise Center		Oahu	2019	93,000	100.0%	1,507	16.19	373	1.5%
29	Honokohau Industrial	(1)	Hawai‘i Island	2004-2006, 2008	86,500	100.0%	1,219	14.10	293	1.2%
30	Kailua Industrial/Other	(1)	Oahu	1951-1974	69,000	92.5%	1,116	18.03	238	1.0%
31	Port Allen	(1)	Kauai	1983, 1993	63,800	100.0%	747	11.70	204	0.8%
32	Harbor Industrial	(1)	Maui	1930	51,100	86.7%	532	12.02	150	0.6%
	Subtotal – Industrial				1,216,800	97.4%	$17,421	$14.72	$4,639	18.7%

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Occupancy	ABR	ABR PSF	Q1 2020 Cash NOI	Q1 2020 % Cash NOI to Improved Portfolio Cash NOI	Retail Anchor Tenants

	Office:
33	Kahului Office Building	(1)	Maui	1974	59,400	89.9%	$1,466	$30.68	$363	1.5%
34	Gateway at Mililani Mauka South	(1)	Oahu	1992, 2006	37,100	100.0%	1,553	44.18	402	1.5%
35	Kahului Office Center	(1)	Maui	1991	33,400	98.0%	799	26.12	167	0.7%
36	Lono Center	(1)	Maui	1973	13,700	88.9%	308	25.35	46	0.2%
	Subtotal – Office				143,600	94.3%	$4,126	$32.83	$978	3.9%
	Total – Hawai‘i Improved Portfolio				3,852,400	94.7%	$95,232	$27.07	$24,800	100.0%

(1) Included in the Same-Store pool.
(2) Development completed but not yet stabilized. Upon initial stabilization the property will be included in Occupancy. NOI not included in Same-Store portfolio.
(3) In prior periods, Lau Hala was combined into Kailua Retail. However, starting in the prior period Supplemental Information for the three and six months ended June 30, 2019, we began presenting information for Lau Hala separately and excluded such Lau Hala information from Kailua Retail.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 12 – Ground Lease Report

($ in thousands, unaudited)

	Property Name (1)		Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	2020 Cash NOI	Next Rent Step	Step Type	Next ABR ($ in $000)	Previous Rent Step	Previous Step Type	Previous ABR ($ in $000)
1	Windward City Shopping Center	(2)	Kaneohe, Oahu	15.4	Retail	2035	$2,800	$699	2023	FMV Reset	FMV	2017	Fixed Step	$2,100
2	Owner/Operator		Kapolei, Oahu	36.4	Industrial	2025	2,328	582	2021	Fixed Step	3,110	2020	Fixed Step	2,271
3	Owner/Operator		Honolulu, Oahu	9.0	Retail	2045	2,075	503	2025	Fixed Step	2,283	2020	Fixed Step	1,886
4	Kaimuki Shopping Center	(2)	Honolulu, Oahu	2.8	Retail	2040	1,344	335	2020	FMV Reset	1,728	2016	Fixed Step	1,296
5	S&F Industrial	(2)	Pu‘unene, Maui	52.0	Heavy Industrial	2059	1,275	318	2024	Fixed Step	1,433	2019	Fixed Step	751
6	Owner/Operator	(2)	Kaneohe, Oahu	3.7	Retail	2048	990	247	2023	Fixed Step	1,059	2018	Option	694
7	Windward Town and Country Plaza I	(2)	Kailua, Oahu	3.4	Retail	2062	753	188	2022	Fixed Step	963	2012	FMV Reset	160
8	Windward Town and Country Plaza II	(2)	Kailua, Oahu	2.2	Retail	2062	485	121	2022	Fixed Step	621	2012	FMV Reset	unknown
9	Owner/Operator	(2)	Kailua, Oahu	1.9	Retail	2034	450	76	2024	Fixed Step	470	2019	Negotiated	641
10	Owner/Operator	(2)	Honolulu, Oahu	0.5	Retail	2028	357	90	2021	Fixed Step	366	2020	Fixed Step	348
11	Owner/Operator	(2)	Honolulu, Oahu	0.5	Parking	2023	319	80	2020	Fixed Step	329	2019	Fixed Step	310
12	Pali Palms Plaza	(2)	Kailua, Oahu	3.3	Office	2037	259	71	2022	FMV Reset	FMV	2012	Negotiated	257
13	Seven-Eleven Kailua Center	(2)	Kailua, Oahu	0.9	Retail	2033	248	62	2021	Fixed Step	253	2020	FMV Reset	243
14	Owner/Operator	(2)	Kahului, Maui	0.8	Retail	2026	242	60	2020	Fixed Step	249	2019	Fixed Step	235
15	Owner/Operator	(2)	Kailua, Oahu	1.2	Retail	2022	237	55	—	—	—	2013	FMV Reset	120
16	Owner/Operator	(2)	Kahului, Maui	0.4	Retail	2020	214	53	2020	Fixed Step	220	2019	Fixed Step	207
17	Owner/Operator	(2)	Kahului, Maui	0.8	Industrial	2020	200	50	2020	Option	209	2019	Fixed Step	192
18	Owner/Operator	(2)	Kahului, Maui	0.5	Retail	2029	173	77	2020	Fixed Step	179	2019	Fixed Step	168
19	Owner/Operator	(2)	Kailua, Oahu	0.4	Retail	2022	158	39	2021	Fixed Step	166	2020	Negotiated	151
20	Owner/Operator	(2)	Kahului, Maui	0.4	Retail	2027	158	65	2022	Fixed Step	181	2017	Negotiated	128
	Remainder	(2)	Various	17.2	Various	Various	1,511	368	Various	Various	—	—	—	—
	Total - Ground Leases			153.7			16,576	4,139

	(1) Excludes intersegment ground leases, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.
	(2) Included in Same-Store pool.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 13 – Top 10 Tenants Ranked by ABR

($ in thousands, unaudited)

Tenant[1]	Number of Leases	ABR	% of Total Improved Portfolio ABR	GLA (SF)	% of Total Improved Portfolio GLA
Albertsons Companies (including Safeway)	7	$6,853	7.2%	286,024	7.4%
Sam's Club	1	3,308	3.5%	180,908	4.7%
CVS Corporation (including Longs Drugs)	6	2,752	2.9%	150,411	3.9%
Foodland Supermarket & related companies	10	2,627	2.8%	146,901	3.8%
Ross Dress for Less	2	1,992	2.0%	65,484	1.7%
Coleman World Group	2	1,834	1.9%	115,495	3.0%
24 Hour Fitness USA	1	1,513	1.6%	45,870	1.2%
Ulta Salon, Cosmetics, & Fragrance, Inc.	3	1,508	1.6%	33,985	0.9%
Petco Animal Supplies Stores	3	1,316	1.4%	34,282	0.9%
Whole Foods Market	1	1,210	1.3%	31,647	0.8%
Total	36	$24,913	26.2%	1,091,007	28.3%

[1] Excludes intersegment ground leases, primarily from the Materials & Construction segment, which are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 14 – Lease Expiration Schedule
As of March 31, 2020

($ in thousands, unaudited)

Total Improved Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Improved Portfolio Leased GLA	ABR Expiring	% of Total Improved Portfolio Expiring ABR
2020	120	332,265	9.3%	$8,005	7.6%
2021	164	610,582	17.1%	15,271	14.5%
2022	167	403,055	11.3%	12,916	12.3%
2023	121	276,256	7.7%	9,279	8.8%
2024	79	443,137	12.4%	12,876	12.3%
2025	39	251,993	7.0%	6,369	6.1%
2026	20	178,247	5.0%	4,633	4.4%
2027	24	155,882	4.4%	4,679	4.5%
2028	36	236,166	6.6%	9,687	9.2%
2029	26	136,626	3.8%	6,059	5.8%
Thereafter	30	422,734	11.8%	11,843	11.3%
Month-to-month	94	134,012	3.6%	3,380	3.2%
Total	920	3,580,955	100.0%	$104,997	100.0%

Retail Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR
2020	78	218,731	9.7%	$5,814	7.2%
2021	97	350,352	15.5%	11,212	13.9%
2022	115	219,170	9.7%	9,661	12.0%
2023	93	208,515	9.2%	8,156	10.1%
2024	65	371,705	16.4%	11,583	14.4%
2025	31	73,842	3.3%	3,328	4.1%
2026	14	23,422	1.0%	1,404	1.7%
2027	22	78,290	3.5%	3,137	3.9%
2028	32	191,258	8.5%	8,745	10.9%
2029	23	119,165	5.3%	5,430	6.7%
Thereafter	24	328,690	14.5%	9,563	11.9%
Month-to-month	51	76,848	3.4%	2,485	3.2%
Total	645	2,259,988	100.0%	$80,518	100.0%

Industrial Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR
2020	34	94,217	7.9%	$1,509	7.7%
2021	54	238,789	20.1%	3,438	17.6%
2022	42	165,819	14.0%	2,616	13.4%
2023	22	57,842	4.9%	855	4.4%
2024	9	55,968	4.7%	890	4.5%
2025	5	168,794	14.2%	2,734	13.9%
2026	5	140,741	11.9%	2,416	12.3%
2027	1	75,824	6.4%	1,438	7.3%
2028	1	40,505	3.4%	793	4.0%
2029	2	8,431	0.7%	176	0.9%
Thereafter	3	86,490	7.3%	2,011	10.2%
Month-to-month	39	52,142	4.5%	753	3.8%
Total	217	1,185,562	100.0%	$19,629	100.0%

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 15 – New & Renewal Lease Summary
As of March 31, 2020

(Unaudited)

						Comparable Leases Only[1]
Total - New and Renewal	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
1st Quarter 2020	43	200,454	$18.66	$2.47	5.0	22	111,771	$19.37	$17.52	10.6%
4th Quarter 2019	52	124,021	$28.24	$17.11	7.7	29	43,003	$37.14	$34.19	8.6%
3rd Quarter 2019	55	114,061	$26.62	$1.97	3.7	35	77,276	$29.72	$28.04	6.0%
2nd Quarter 2019	53	207,602	$25.47	$3.40	4.7	36	106,247	$27.82	$25.88	7.5%
Trailing four quarters	203	646,138	$98.99	$5.49	5.2	122	338,297	$26.65	$24.67	8.0%

Total - New Leases	Leases	GLA Unit Area	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
1st Quarter 2020	18	58,384	$20.46	$9.52	4.5	2	1,174	$78.15	$77.97	0.2%
4th Quarter 2019	23	78,101	$22.37	$26.71	9.7	3	3,835	$25.55	$17.62	45.0%
3rd Quarter 2019	23	40,300	$21.05	$3.91	3.2	6	7,588	$32.76	$31.30	4.7%
2nd Quarter 2019	16	98,348	$24.02	$3.76	3.5	4	14,373	$27.68	$24.69	12.1%
Trailing four quarters	80	275,133	$87.90	$11.52	5.4	15	26,970	$31.00	$27.86	11.3%

Total - Renewal Leases	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
1st Quarter 2020	25	142,070	$17.93	$(0.42)	5.2	20	110,597	$18.75	$16.88	11.1%
4th Quarter 2019	29	45,920	$38.23	$0.78	4.3	26	39,168	$38.27	$35.81	6.9%
3rd Quarter 2019	32	73,761	$29.66	$0.91	4.0	29	69,688	$29.38	$27.68	6.2%
2nd Quarter 2019	37	109,254	$26.78	$3.07	5.7	32	91,874	$27.85	$26.06	6.8%
Trailing four quarters	123	371,005	$112.60	$1.02	5.0	107	311,327	$26.27	$24.39	7.7%

	Three Months Ended March 31, 2020					TTM Ended March 31, 2020
	Leases	GLA	ABR/SF	Rent Spread[2]		Leases	GLA	ABR/SF	Rent Spread[2]
Retail	24	58,105	$26.94	4.7%	Retail	109	250,714	$36.31	7.6%
Industrial	14	133,933	$14.15	14.3%	Industrial	74	353,216	$14.73	9.6%
Office	5	8,416	$33.34	1.3%	Office	20	42,208	$29.94	5.0%
1 Per Glossary of Terms, Comparable Leases are renewals and leases executed for units that have been vacated in the previous 12 months. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.
2 Rent Spread is calculated for Comparable Leases, a subset of the total population of leases for the period defined.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 16 – Portfolio Repositioning, Redevelopment & Development Summary
As of March 31, 2020

 ($ in millions, unaudited)

										Leasing Activity
Project[1]	Phase	Target In-service	Target Stabilization	Book Value of Land & Related Costs	Total Estimated Project Capital Costs & Contributed Land Basis	Project Capital Costs Incurred to Date	Estimated Incremental Stabilized Cash NOI	Estimated Stabilized Yield on Total Project Capital Costs	Projected GLA (SF)	% Leased	% Under Letter of Intent	Total
Redevelopment
Aikahi Park Shopping Center	Pre-construction	Mid 2021	4Q21	N/A	$18.0 - $18.8	$2.0	$1.5 - $1.7	8.2 - 9.0%	98,000	82	6	88

[1] During 2019, Ho‘okele Shopping Center (a center that was being developed on a parcel adjacent to Maui Business Park and was included in this table in prior periods) was divided into two phases. Phase 1, which contemplates a Safeway, gas station, and related shops, commenced operations in Q3 2019 and is included in Table 11 - Improved Property Report in this period. Phase 2 will commence development at a later time pending the attainment of lease commitments for the future space and will be considered for inclusion in this table at that future time.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 17 – Transactional Activity (2019 - 2020)

($ in millions, unaudited)

Dispositions
Property	Type	Location (Island/City, State)	Date (Month/Year)	Sales Price	GLA (SF)
The Collection (Suites 2 & 3)	Retail	Oahu, HI	2/20	$6.0	6,100
Total				$6.0	6,100

Acquisitions
Property	Type	Location (Island/City, State)	Date (Month/Year)	Purchase Price	GLA (SF)
Queens' MarketPlace	Retail	Hawai‘i Island, HI	5/19	$90.3	134,700
Waipouli Town Center	Retail	Kauai, HI	5/19	17.8	56,600
Kapolei Business Park West	Ground Lease	Oahu, HI	4/19	41.1	N/A
Kapolei Enterprise Center	Industrial	Oahu, HI	4/19	26.8	93,000
Home Depot Iwilei	Ground Lease	Oahu, HI	3/19	42.4	N/A
Total				$218.4	284,300

Land Operations

Alexander & Baldwin, Inc.
Land Operations
Table 18 – Statement of Operating Profit and EBITDA

($ in millions, unaudited)

	Three Months Ended March 31,
	2020	2019
Development sales revenue	$3.6	$12.3
Unimproved/other property sales revenue	2.1	30.5
Other operating revenue[1]	5.8	6.2
Total Land Operations operating revenue	$11.5	$49.0
Land operations operating costs and expenses	(9.3)	(40.8)
Earnings (loss) from joint ventures	3.0	2.6
Interest and other income (expense), net	(0.2)	1.8
Land Operations operating profit (loss)	$5.0	$12.6
1 Other operating revenue include revenue related to trucking, renewable energy and diversified agriculture.

	Three Months Ended March 31,		TTM March 31,
	2020	2019	2020
Land Operations Operating Profit (Loss)	$5.0	$12.6	$13.2
Land Operations depreciation and amortization	0.4	0.4	1.6
Land Operations EBITDA	$5.4	$13.0	$14.8

Alexander & Baldwin, Inc.
Land Operations
Table 19 – Key Active Development-for-sale Projects and Investments
As of March 31, 2020

($ in millions except per square foot and per unit amounts, unaudited)

														Construction Timing		Sales Closing Timing
Project	Location	Product Type	Est. Economic Interest[1]	Planned Units or Saleable Acres	Avg Size of Remaining Units (SF) or Lots (Acres)	Units / Acres Closed	Unit / Acres Remaining	Target Sales Price Range per SF / per Unit for Remaining	Est. Total Project Cost / Investment Cost[2]	A&B Projected Capital Commitment[3]	Total Project Costs Incurred to Date	A&B Gross Investment (Life to Date)	A&B Net Book Value	Start / Est. Start	Est. Substantial Completion	Start / Est. Start	Est. End
Maui Business Park (Phase II)	Kahului, Maui	Light industrial lots	100%	117 acres	1.2 acres	48 acres	69 acres	$38-$60 per SF	$91	N/A	$65	$65	$35	2011	2021	2012	2030+
Kukui‘ula	Poipu, Kauai	Resort residential	80% +/- 5%	1,425 units	N/A	221 units	1,204 units	$1.1M per unit	$1,071	$343	$648	$323	$118	2006	2041	2006	2042
Other Kukui‘ula Related Investments 4 5	Poipu, Kauai	Resort residential	75% +/- 5%	58 units	N/A	39 units	19 units	$1.7M per unit	$102	$53	$79	$52	$19	2012	2018	2013	2021

[1] Estimated economic interest represents the Company's estimated share of distributions after return of capital contributions based on current forecasts of sales activity. Actual results could differ materially from projected results due to the timing of expected sales, increases or decreases in estimated sales prices or costs and other factors. As a result, estimated economic interests are subject to change. Further, as it relates to certain of our joint venture projects, information disclosed herein is obtained from our joint venture partners, who maintain the books and records of the related ventures.

[2] Includes land cost at book value, including capitalized interest, but excluding sales commissions and closing costs.
[3] Relating to joint ventures (where other partners contribute to the total project cost), includes A&B land cost at contribution value and total expected A&B capital to be contributed. The estimate includes A&B due diligence costs and capitalized interest, but excludes capital projected to be contributed by equity partners, third-party debt, and amounts expected to be funded from project cash flows and/or buyer deposits.

[4] Includes joint venture investments in two vertical construction, development-for-sale projects at Kukui‘ula, as well as notes receivable from a Kukui‘ula development-for-sale project (carrying value of $9.5 million as of March 31, 2020). Prior to Q3 2019, a third joint venture investment in a vertical construction, development-for-sale project was included, however all units in this project were sold and the joint venture activity was closed. All related information from this joint venture was removed from this table.

5 In 2019, management of the joint venture investments revised its strategic plans for the future development and marketing of land and units in the project. Such process resulted in an increase to the total planned units for the project and also revisions to the target sales price per unit and estimated total project cost as well as the expected sales closing estimated end dates.

Alexander & Baldwin, Inc.
Land Operations
Table 20 – Landholdings as of March 31, 2020

(In acres, unaudited)

Type	Kauai	Maui	Oahu	Total Acres
Land used in other operations	20	21	—	41
Urban land, not in active development/use
Urban Developable, with full or partial infrastructure	6	110	—	116
Urban Developable, with limited or no infrastructure	29	186	—	215
Urban Other	6	23	—	29
Subtotal - Urban land, not in active development	41	319	—	360
Agriculture-related
Agriculture/Other	6,155	6,207	75	12,437
Urban entitlement process	260	357	—	617
Conservation & preservation	12,488	392	509	13,389
Subtotal - Agriculture-related	18,903	6,956	584	26,443
Total Land Operations Landholdings	18,964	7,296	584	26,844

Materials & Construction

Alexander & Baldwin, Inc.
Materials & Construction
Table 21 – Statement of Operating Profit, EBITDA and Adjusted EBITDA

($ in millions, unaudited)

	Three Months Ended March 31,		TTM March 31,
	2020	2019	2020
Operating Profit (Loss)[1]	$(3.8)	$(4.5)	$(68.5)
Materials & Construction depreciation and amortization	2.8	2.8	11.4
Materials & Construction EBITDA	(1.0)	(1.7)	(57.1)
Asset impairments related to the Materials & Construction segment	—	—	49.7
Loss (income) attributable to noncontrolling interest	0.6	0.3	2.3
M&C Adjusted EBITDA	$(0.4)	$(1.4)	$(5.1)

Other discrete items impacting the respective periods - income/(loss):
One-time charges related to the evaluation of strategic options for the Materials & Construction segment	$(0.1)	$(0.2)	$(1.7)

Aggregate tons delivered (tons in thousands)	148.0	201.0	733.9
Asphalt tons delivered (tons in thousands)	34.0	77.0	250.8

	March 31, 2020	December 31, 2019	March 31, 2019
Backlog at period end (in millions)	$82.0	$79.5	$124.7
1 The Company's GPRM Prestress operating unit is a 51% owned consolidated joint venture and GLP Asphalt is a 70% owned consolidated joint venture.